Exhibit 32

                                                                               CERTIFICATION

By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the
information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Indiana Community Bancorp.

       Signed this 11th day of March 2011.

/s/ Mark T. Gorski                                                                                /s/  John K. Keach, Jr.
(Signature of Authorized Officer)                                                     (Signature of Authorized Officer)

Mark T. Gorski                                                                                      John K. Keach, Jr.
(Typed Name)                                                                                       (Typed Name)

Chief Financial Officer                                                                         President and Chief Executive Officer
(Title)                                                                                                      (Title)

A signed original of this written statement required by Section 906 has been provided to and is being retained by INDIANA COMMUNITY BANCORP and will be forwarded to the Securities and Exchange Commission or its staff upon request.